Exhibit 23.1
Consent of Independent Auditor

Valley Green Bank
Philadelphia, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-198280) of Univest Corporation of Pennsylvania of our report dated April 4, 2014, relating to the financial statements of Valley Green Bank as of December 31, 2013 and for the year then ended, which is incorporated by reference in this Form 8-K/A.

Philadelphia, Pennsylvania
January 5, 2015

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